UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2012 (December 31, 2011)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
Delaware	000-23806	87-0046720

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China

(Address of Principal Executive Offices)

(86)22-2798-4033
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2011, Yayi International Inc. (the “Company”) entered into an Amendment and Agreement (the “Amendment”) with Euro Pacific Capital, Inc., as investor representative (the “Investor Representative”), pursuant to which the Company and the Investor Representative agreed to reduce the initial exercise price per share of outstanding Series F common stock purchase warrants from $2.50 to $0.24.  As previously disclosed, the Company issued Series F common stock purchase warrants to purchase up to 1,427,200 shares of Company common stock in connection with the Company’s $8.92 million private placement offering closed on September 27, 2010.  Pursuant to a Securities Purchase Agreement, dated September 27, 2010, by and among the Company, the investor signatories thereto (the “Investors”) and the Investor Representative, the Investor Representative was empowered to enter into the Amendment on behalf of the Investors for the matter described above.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Description

10.1	Amendment and Agreement, by and between Yayi International Inc. and Euro Pacific Capital, Inc., dated December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: January 5, 2012

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment and Agreement, by and between Yayi International Inc. and Euro Pacific Capital, Inc., dated December 31, 2011.